Exhibit 32

CERTIFICATION

In connection with the Quarterly Report of EQT Corporation ("EQT") on Form 10-Q for the period ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of EQT.

/s/ Toby Z. Rice	October 28, 2026
Toby Z. Rice
President and Chief Executive Officer (Principal Executive Officer)

/s/ Jeremy T. Knop	October 28, 2026
Jeremy T. Knop
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to EQT and will be retained by EQT and furnished to the Securities and Exchange Commission or its staff upon request.